Exhibit 10.2

SPONSOR SUPPORT AGREEMENT

This SPONSOR SUPPORT AGREEMENT (this “Agreement”) is made and entered into as of October 22, 2025, by and among Hennessy Capital Investment Corp. VII, a Cayman Islands exempted company (“Purchaser”), ONE Nuclear Energy, LLC, a Delaware limited liability company (the “Company”), and each of the shareholders of Purchaser listed under Exhibit A attached hereto (each a “Signing Shareholder” and collectively the “Signing Shareholders”). Purchaser, the Company and each Signing Shareholder are sometimes referred to herein as a “Party” and collectively as the “Parties”. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Business Combination Agreement (as defined below).

RECITALS

A. As of the date hereof, each Signing Shareholder has beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) of and is entitled to dispose of (or direct the disposition of) and, as applicable, to vote (or to direct the voting of) the number of Purchaser Securities set forth opposite such Signing Shareholder’s name on Exhibit A hereto (such Purchaser Securities, together with any other Purchaser Securities of which beneficial ownership, record ownership and/or the power to vote (including, without limitation, by proxy or power of attorney) is hereafter acquired by such Signing Shareholder during the period from the date hereof through the Expiration Time are collectively referred to herein as the “Subject Securities”).

B. On this date, Purchaser, Solis Merger Sub LLC, a Delaware limited liability company and wholly-owned direct Subsidiary of Purchaser (“Merger Sub”), and the Company propose to enter into, simultaneously herewith, a business combination agreement in the form provided to the Signing Shareholders (the “Business Combination Agreement”), which provides, among other things, that, upon the terms and subject to the conditions thereof, Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving as a wholly-owned subsidiary of Purchaser.

C. As a condition to the willingness of the Company to enter into the Business Combination Agreement and as an inducement and in consideration therefor, each Signing Shareholder has agreed to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, do hereby agree as follows:

1. Definitions. When used in this Agreement, the following terms in all of their tenses, cases and correlative forms shall have the meanings assigned to them in this Section 1 or elsewhere in this Agreement.

“Expiration Time” shall mean the earlier to occur of (a) the Effective Time and (b) such date and time as the Business Combination Agreement shall be terminated in accordance with Article VIII thereof.

“Subject Shares” shall mean the Subject Securities that are Purchaser Ordinary Shares.

“Transfer” shall mean any sale, assignment, encumbrance, pledge, hypothecation, disposition, loan or other transfer, or entry into any contract, agreement, option or other arrangement or understanding with respect to any sale, assignment, encumbrance, pledge, hypothecation, disposition, loan or other transfer, in each case directly or indirectly and voluntarily or involuntarily, of any interest owned by a person or any interest (including a beneficial interest) in, or the ownership, control or possession of, any interest owned by a person, excluding entry into this Agreement and the Business Combination Agreement and the consummation of the transactions contemplated hereby and thereby.

“Purchaser Ordinary Shares” means the Class A Ordinary Shares of Purchaser, par value $0.0001 per share, and the Class B Ordinary Shares of Purchaser, par value $0.0001 per share.

“Purchaser Securities” means Purchaser Ordinary Shares and Cayman Purchaser Units.

2. Agreement to Retain the Subject Securities.

2.1 No Transfer of Subject Securities. Until the Expiration Time, each Signing Shareholder agrees not to (a) Transfer any Subject Securities (except (i) to a permitted transferee as set forth in Section 7(c) of that certain letter agreement, dated January 16, 2025, between SPAC and the Signing Shareholders (the “Insider Letter”) who agrees to be bound by the terms of this Agreement in a writing reasonably satisfactory to Purchaser and the Company or (ii) to any third-party investor who is a party to any non-redemption agreement with Purchaser in connection with any amendment to Purchaser’s Organizational Documents to effectuate an extension of the time Purchaser has to consummate a Business Combination and who agrees to be bound by the terms of this Agreement in a writing reasonably satisfactory to Purchaser and the Company) or (b) deposit any Subject Securities into a voting trust or enter into a voting agreement with respect to any Subject Securities or grant any proxy (except as otherwise provided herein), consent or power of attorney with respect thereto (other than pursuant to this Agreement).

2.2 Additional Purchases. Until the Expiration Time, each Signing Shareholder agrees that any Purchaser Securities that such Signing Shareholder purchases, that are issued to such Signing Shareholder by Purchaser, that are otherwise hereinafter acquired by such Signing Shareholder or with respect to which such Signing Shareholder otherwise acquires sole or shared voting power (including by proxy or power of attorney) after the execution of this Agreement and prior to the Expiration Time shall, in each case, be subject to the terms and conditions of this Agreement to the same extent as if they were Subject Securities owned by such Signing Shareholder as of the date hereof. Each of the Signing Shareholders agrees, while this Agreement is in effect, to notify Purchaser and the Company promptly in writing (including by e-mail) of the number of any additional Subject Securities acquired, or over which voting power is acquired, by such Signing Shareholder, if any, after the date hereof.

2.3 Unpermitted Transfers. Any Transfer or attempted Transfer of any Subject Securities in violation of this Section 2 shall, to the fullest extent permitted by applicable Law, be null and void ab initio.

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3. Voting of Subject Shares. Hereafter until the Expiration Time, each Signing Shareholder hereby unconditionally and irrevocably agrees that, at any meeting of the stockholders of Purchaser (or any adjournment or postponement thereof), and in any action by written consent of the stockholders of Purchaser requested by the board of directors of Purchaser or otherwise undertaken as contemplated by the Transactions (which written consent shall be delivered promptly, and in any event not later than two (2) Business Days, after Purchaser requests such delivery), such Signing Shareholder shall: (a) if a meeting is held, attend and appear at the meeting, in person or by proxy, or otherwise cause its Subject Shares to be counted as present thereat for purposes of establishing a quorum, and such Signing Shareholder shall vote, or cause to be voted, all of the Subject Shares to which such Signing Shareholder has sole or shared voting power and is entitled to vote; and/or (b) if a written consent or approval is requested, duly and promptly execute and provide such written consent or approval (or cause to be voted or so consented or approved), in respect of all of its Subject Shares: (i) to approve and adopt the Business Combination Agreement and the Transactions, (ii) in any other circumstances upon which a vote, consent or other approval with respect to the Business Combination Agreement or the Transactions is sought, to vote, consent or approve (or cause to be voted, consented or approved) all of such Signing Shareholder’s Subject Shares held at such time in favor of the foregoing, and (iii) to vote against and withhold consent with respect to any merger, purchase or divestiture of all or substantially all of Purchaser’s assets or other business combination transaction (other than the Business Combination Agreement and the Transactions), and any other proposal that is intended, or would reasonably be expected, to prevent, impede, interfere with, delay, postpone or adversely affect the Transactions in any material respect or would reasonably be expected to result in any of the closing conditions of Purchaser, the Company or Merger Sub under the Business Combination Agreement not being satisfied, or otherwise result in a breach of any of the representations, warranties, covenants or other obligations or agreements of Purchaser, the Company or Merger Sub. No Signing Shareholder shall take or omit to take, or commit or agree to take or omit to take, any action inconsistent with the foregoing that would be effective prior to the Expiration Time.

4. No Redemption. Each Signing Shareholder irrevocably and unconditionally agrees to, from the date hereof and until the Expiration Time, not elect to cause or demand Purchaser to redeem any Subject Shares now or at any time legally or beneficially owned by such Signing Shareholder, or otherwise submit, tender or surrender any of its Subject Shares for redemption, in each case in connection with an extension of Purchaser’s expiration date or the Purchaser Shareholders’ Meeting.

5. Additional Agreements.

5.1 No Challenges. Each of the Signing Shareholders agrees not to commence, join in, facilitate, assist or encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Purchaser, Merger Sub, the Company or any of their respective successors or directors (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or (b) alleging a breach of any fiduciary duty of any person in connection with the evaluation, negotiation or entry into the Business Combination Agreement or any other agreement in connection with the Transactions.

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5.2 Further Actions. Each of the Signing Shareholders agrees, while this Agreement is in effect, not to take or omit to take, or agree to commit to take or omit to take, any action that would make any representation and warranty of such Signing Shareholder contained in this Agreement inaccurate in any material respect. Each of the Signing Shareholders further agrees that it shall take all actions reasonably necessary and cooperate with Purchaser and the Company to effect the transactions contemplated hereby and the Transactions, including to take or omit to take such actions, and execute such agreements, as may be reasonably requested by Purchaser or the Company in connection with the transactions contemplated hereby and the Transactions or that are reasonably necessary to give further effect thereto.

5.3 Consent to Disclosure. Each Signing Shareholder hereby consents to the publication and disclosure in the Proxy Statement/Registration Statement (and, as and to the extent otherwise required by applicable securities Laws or the SEC or any other securities authorities, any other documents or communications provided by Purchaser or the Company to any Governmental Authority or to securityholders of Purchaser) of such Signing Shareholder’s identity and beneficial ownership of Subject Securities and the nature of such Signing Shareholder’s commitments, arrangements and understandings under and relating to this Agreement and, if deemed appropriate by Purchaser or the Company, a copy of this Agreement. Each Signing Shareholder will promptly provide any information reasonably requested by Purchaser or the Company for any regulatory application or filing made or approval sought in connection with the Transactions (including filings with the SEC).

6. Representations and Warranties of the Signing Shareholders. Each of the Signing Shareholders, severally and not jointly, hereby represents and warrants to Purchaser as follows:

6.1 Due Authority. Such Signing Shareholder has the full power and authority to make, enter into and carry out the terms of this Agreement. This Agreement has been duly and validly executed and delivered by such Signing Shareholder (and, if such Purchaser Stockholder is married and any of such Signing Shareholder’s Subject Securities constitute community property or otherwise need spousal or other approval for this Agreement to be valid and binding, such Purchaser Stockholder’s spouse), and constitutes a valid and binding agreement of such Signing Shareholder enforceable against it in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar Laws of general applicability relating to or affecting creditor’s rights, and to general equitable principles).

6.2 Ownership of the Subject Securities. Such Signing Shareholder is either (a) the owner of the Purchaser Securities indicated on Exhibit A hereto opposite such Signing Shareholder’s name, free and clear of any and all Encumbrances, other than (i) those created by this Agreement, (ii) as may be set forth in the Purchaser’s Organizational Documents or in any agreement included in the Purchaser SEC Filings or (iii) those imposed by applicable Law, including federal and state securities Laws or (b) has the power to vote (including, without limitation, by proxy or power of attorney) the Purchaser Securities indicated on Exhibit A hereto opposite such Signing Shareholder’s name. Such Signing Shareholder has as of the date hereof and, except pursuant to a Transfer permitted in accordance with Section 2.1 hereof, will have until the Expiration Time, sole voting power (including the right to control such vote as contemplated herein), power of disposition, power to issue instructions with respect to the matters set forth in this Agreement and power to agree to all of the matters applicable to such Signing Shareholder set forth in this Agreement, in each case, over all Subject Securities. As of the date hereof, such Signing Shareholder does not own any other voting securities of Purchaser or have the power to vote (including by proxy or power of attorney) any other voting securities of Purchaser other than the Purchaser Securities set forth on Exhibit A hereto opposite such Signing Shareholder’s name. As of the date hereof, such Signing Shareholder does not own any rights to purchase or acquire (i) any other equity securities of Purchaser or (ii) the power to vote any other voting securities of Purchaser, in each case except as set forth on Exhibit A hereto opposite the Signing Shareholder’s name. There are no claims for finder’s fees or brokerage commissions or other like payments in connection with this Agreement or the transactions contemplated hereby payable by any Signing Shareholder pursuant to arrangements made by such Signing Shareholder.

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6.3 No Conflict; Consents.

(a) The execution and delivery of this Agreement by such Signing Shareholder does not, and the performance by such Signing Shareholder of the obligations under this Agreement and the compliance by such Signing Shareholder with the provisions hereof do not and will not: (i) conflict with or violate any Law applicable to such Signing Shareholder, (ii) contravene or conflict with, or result in any violation or breach of, any provision of any charter, certificate of incorporation, limited liability company agreement, certificate of formation, articles of association, by-laws, operating agreement or similar formation or governing documents and instruments of such Signing Shareholder, as applicable, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Encumbrance on any of the Subject Securities owned by such Signing Shareholder pursuant to any contract or agreement to which such Signing Shareholder is a party or by which such Signing Shareholder is bound, except in the case of clause (i) or (iii) as would not reasonably be expected, either individually or in the aggregate, to materially impair the ability of such Signing Shareholder to perform its obligations hereunder or to consummate the transactions contemplated hereby.

(b) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority or any other person is required by or with respect to such Signing Shareholder in connection with the execution and delivery of this Agreement or the consummation by such Signing Shareholder of the transactions contemplated hereby. If such Signing Shareholder is a natural person, no consent of such Signing Shareholder’s spouse is necessary under any “community property” or other Laws in order for such Signing Shareholder to enter into and perform its obligations under this Agreement.

6.4 Absence of Other Voting Agreement. Except for this Agreement and the Insider Letter, such Signing Shareholder has not: (a) entered into any voting agreement, voting trust or similar agreement with respect to any Subject Securities or other equity securities of Purchaser owned by such Signing Shareholder or (b) granted any proxy, consent or power of attorney with respect to any Subject Securities or other equity securities of Purchaser owned by such Signing Shareholder (other than as contemplated by this Agreement).

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6.5 Reliance by the Company. Such Signing Shareholder understands and acknowledges that the Company is entering into the Business Combination Agreement in reliance upon the Signing Shareholder’s execution and delivery of this Agreement.

6.6 Signing Shareholder Has Adequate Information. Such Signing Shareholder is a sophisticated stockholder and has adequate information concerning the business and financial condition of Purchaser and the Company to make an informed decision regarding this Agreement and the Transactions, and has independently, without reliance upon Purchaser or the Company, and based on such information as such Signing Shareholder has deemed appropriate, made its own analysis and decision to enter into this Agreement. Such Signing Shareholder acknowledges that none of Purchaser or the Company has made or makes any representation or warranty, whether express or implied, of any kind or character with respect to the matters covered herein, in each case except as expressly set forth in this Agreement. Such Signing Shareholder acknowledges that the agreements contained herein with respect to the Subject Securities held by such Signing Shareholder are irrevocable.

7. Termination. This Agreement shall terminate upon the earliest to occur of (a) the Expiration Time and (b) the mutual written agreement of Purchaser, the Company and the Signing Shareholders.

8. Acquisition Proposals and Alternative Transactions. Until the Expiration Time, each of the Signing Shareholders agrees to comply with the obligations applicable to such Signing Shareholder pursuant to Section 6.06 of the Business Combination Agreement as if it were a party with respect thereto.

9. Miscellaneous.

9.1 Further Assurances. At the request of the Company, in the case of any Signing Shareholder, or at the request of the Signing Shareholders, in the case of the Company, and without further consideration, each Party shall execute and deliver or cause to be executed and delivered such additional documents and instruments and take such further action as may be reasonably necessary to consummate the transactions contemplated by this Agreement.

9.2 Fees and Expenses. Each of the Parties shall be responsible for its own fees and expenses (including the fees and expenses of investment bankers, accountants and counsel) in connection with the entering into of this Agreement and the consummation of the transactions contemplated hereby; provided that the fees and expenses of the Company and Purchaser shall be allocated as set forth in Section 3.03 of the Business Combination Agreement.

9.3 No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Purchaser, the Company or Merger Sub any direct or indirect ownership or incidence of ownership of or with respect to any Subject Securities.

9.4 Amendments, Waivers. This Agreement may not be amended except by an instrument in writing signed by each of the Parties. A waiver under this Agreement shall be valid only if set forth in an instrument in writing signed by the Party or Parties granting such waiver. Notwithstanding the foregoing, no failure or delay by a Party hereto in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.

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9.5 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by email or by registered or certified mail (postage prepaid, return receipt requested) to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 9.5):

if to Purchaser:

Hennessy Capital Investment Corp. VII

PO BOX 1036, 195 US Hwy 50, Suite 207

Zephyr Cove, NV 89448

Attention: Daniel J. Hennessy, Thomas Hennessy and Nick Geeza

Email: dhennessy@hennessycapitalgroup.com,

thennessy@hennessycapitalgroup.com and

ngeeza@hennessycapitalgroup.com

with copies (which shall not constitute notice) to:

Sidley Austin LLP

One South Dearborn

Chicago, Illinois 60603

Attention: Jeffrey N. Smith and Michael Heinz

Email: jnsmith@sidley.com and mheinz@sidley.com

if to the Company:

ONE Nuclear Energy, LLC

700 S. Rosemary Ave, Suite 204

West Palm Beach, FL 33401

Attention: Richard Taylor and Kevin Dowd

Email: rtaylor@onenuclearenergy.com and

kdowd@onenuclearenergy.com

with copies (which shall not constitute notice) to:

Nelson Mullins Riley & Scarborough LLP

101 Constitution Ave, NW, Suite 900

Washington, DC 20001

Attention: Jon Talcott and Peter Strand

Email: jon.talcott@nelsonmullins.com and

peter.strand@nelsonmullins.com

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if to a Signing Shareholder, to the address for notice set forth on Exhibit A hereto,

with copies (which shall not constitute notice) to:

Sidley Austin LLP

One South Dearborn

Chicago, Illinois 60603

Attention: Jeffrey N. Smith and Michael Heinz

Email: jnsmith@sidley.com and mheinz@sidley.com

9.6 Headings. The headings in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.

9.7 Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

9.8 Entire Agreement; Assignment. This Agreement and the schedules hereto (together with each Transaction Document to which the Parties are parties, to the extent referred to herein) constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede other agreements, whether written or oral, that may have been made or entered into by or among any of the Parties or any of their respective Subsidiaries, with respect to the subject matter hereof. Except for transfers permitted by Section 2.1, no Party shall assign this Agreement or any part hereof without the prior written consent of the other Parties, and any such transfer without prior written consent shall be void. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Parties and their respective permitted successors and assigns.

9.9 Restrictions. Promptly following the date of this Agreement, Purchaser shall advise its transfer agent in writing that each Signing Shareholder’s Subject Securities are subject to the restrictions set forth herein and, in connection therewith, provide the transfer agent of Purchaser in writing with such information as is reasonable to ensure compliance with such restrictions.

9.10 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each Party, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. No Signing Shareholder shall be liable for the breach by any other Signing Shareholder of this Agreement.

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9.11 Interpretation.

(a) Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender, (ii) words using the singular or plural number also include the plural or singular number, respectively, (iii) the definitions contained in this Agreement are applicable to the other grammatical forms of such terms, (iv) the terms “hereof,” “herein,” “hereby,” “hereto” and derivative or similar words refer to this entire Agreement, (v) the terms “Section” and “Schedule” refer to the specified Section or Schedule of or to this Agreement, (vi) the word “including” means “including without limitation,” (vii) the word “or” shall be disjunctive but not exclusive, (viii) the word “person” means an individual, corporation, partnership, limited partnership, limited liability company, syndicate, person (including, without limitation, a “person” as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government, and references to a person are also to its permitted successors and assigns, (ix) an “affiliate” of a specified person means a person who, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified person, (x) references to agreements and other documents shall be deemed to include all subsequent amendments and other modifications thereto and references to any Law shall include all rules and regulations promulgated thereunder and (xi) references to any Law shall be construed as including all statutory, legal, and regulatory provisions consolidating, amending or replacing such Law.

(b) The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent and no rule of strict construction shall be applied against any Party.

9.12 Governing Law; Waiver of Jury Trial. This Agreement, and any claim or cause of action hereunder based upon, arising out of or related to this Agreement (whether based on law, in equity, in contract, in tort or any other theory) or the negotiation, execution, performance or enforcement of this Agreement, shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of laws that would otherwise require the application of the law of any other state. Each of the Parties further agrees that notice as provided herein shall constitute sufficient service of process and the Parties further waive any argument that such service is insufficient. The Parties irrevocably submit to the exclusive jurisdiction of the state or federal courts of the State of Delaware solely in respect of the interpretation and enforcement of the provisions of this Agreement and the Transactions, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for interpretation or enforcement hereof or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that venue thereof may not be appropriate or that this Agreement may not be enforced in or by such courts, and the Parties irrevocably agree that all claims with respect to such action, suit or proceeding shall be heard and determined by such a Delaware state or federal court. The Parties hereby consent to and grant any such court jurisdiction over the person of such Parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with such action, suit or proceeding in the manner provided in Section 9.5 hereof or in such other manner as may be permitted by law shall be valid and sufficient service thereof. Each Party acknowledges and agrees that any controversy which may arise under this Agreement or the Transactions is likely to involve complicated and difficult issues, and therefore each such Party hereby irrevocably and unconditionally waives any right such Party may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to this Agreement or the Transactions. Each Party certifies and acknowledges that (i) no representative, agent or attorney of any other Party has represented, expressly or otherwise, that such other Party would not, in the event of litigation, seek to enforce the foregoing waiver; (ii) such Party understands and has considered the implications of the foregoing waiver; (iii) such Party makes the foregoing waiver voluntarily and (iv) such Party has been induced to enter into this Agreement by, among other things, the mutual waiver and certifications in this Section 9.12.

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9.13 Specific Performance. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not fully or timely performed in accordance with their specific terms or were otherwise breached. The Parties agree that (a) each Party shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to specific enforcement of the terms and provisions hereof in addition to any other remedy to which they are entitled at law or in equity and (b) the right of specific enforcement is an integral part of the Transactions and without that right, none of the Parties would have entered into this Agreement. In the event that any Action shall be brought in equity to enforce the provisions of this Agreement, no Party shall allege, and each Party hereby waives the defense, that there is an adequate remedy at law, and each Party hereby also waives any requirement for the securing or posting of any bond in connection therewith.

9.14 Counterparts; Electronic Delivery. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by electronic transmission (including by email or in .pdf format) and electronically or digitally executed counterparts (such as DocuSign) shall have the same legal effect as original signatures and shall be considered irrevocable originally executed counterparts of this Agreement.

9.15 Directors and Officers. Nothing in this Agreement shall be construed to impose any obligation or limitation on votes or actions taken by any director, officer, employee, agent, designee or other representative of the Signing Shareholders or by the Signing Shareholders that is a natural person, in each case, in his or her capacity as a director or officer of Purchaser or any of its Subsidiaries. The Signing Shareholders are executing this Agreement solely in such capacity as record or beneficial holders of Purchaser Securities.

9.16 Trust Account Waiver. Notwithstanding anything to the contrary set forth in this Agreement, the Company and each Signing Shareholder acknowledges that, as described in the final prospectus of Purchaser, filed with the SEC on January 17, 2025 (Registration No. 333-2283087) (the “Purchaser Prospectus”), Purchaser has established the trust account described therein (the “Trust Account”) for the benefit of Purchaser’s public shareholders pursuant to the Trust Agreement and that disbursements from the Trust Account are available only in the limited circumstances set forth therein. The Company and each Signing Shareholder further acknowledges and agrees that a significant amount of Purchaser’s assets consist of the cash proceeds of Purchaser’s initial public offering (the “IPO”) and private placements of its securities occurring simultaneously with the IPO, and that substantially all of these proceeds have been deposited in the Trust Account for the benefit of its public shareholders. Accordingly, the Company (on behalf of itself and its Affiliates) and each Signing Shareholder hereby irrevocably waives any Released Claims (as defined below), in the past, now or in the future as a result of, or arising out of, this Agreement, any negotiation, contracts or agreements with the Company, each Signing Shareholder, or its respective representative, against, and any right to access, the Trust Account, any trustee of the Trust Account and Purchaser, to collect from the Trust Account any monies that may be owed to them by Purchaser or any of its Affiliates for any reason whatsoever, regardless of whether such claim arises as a result of, in connection with or relating in any way to, this Agreement or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (collectively, the “Released Claims”) and will not seek recourse against the Trust Account at any time for any reason. Notwithstanding the foregoing, nothing herein shall serve to limit or prohibit the Company’s or any Signing Shareholder’s right to pursue a claim against Purchaser pursuant to this Agreement for legal relief against monies or other assets of Purchaser held outside the Trust Account or for specific performance or other equitable relief in connection with the Transactions or for intentional fraud in the making of the representations and warranties in this Agreement. This Section 9.16 shall survive the termination of this Agreement for any reason.

9.17 Effectiveness. This Agreement shall not be effective or binding upon any Signing Shareholder until after such time as the Business Combination Agreement is executed and delivered by the Company, Purchaser and Merger Sub.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first set forth above.

PURCHASER:

HENNESSY CAPITAL INVESTMENT CORP. VII

By:	/s/ Daniel J. Hennessy
Name:	Daniel J. Hennessy
Title:	Chief Executive Officer

[Signature Page to Sponsor Support Agreement]

COMPANY:

ONE NUCLEAR ENERGY, LLC

By:	/s/ Richard Taylor
Name:	Richard Taylor
Title:	Co-Founder, Chairman, Chief Executive Officer

[Signature Page to Sponsor Support Agreement]

SIGNING SHAREHOLDER:

HC VII Sponsor LLC

By:	Hennessy Capital Group LLC, its manager

By:	/s/ Daniel J. Hennessy
Name:	Daniel J. Hennessy
Title:	Chief Executive Officer

[Signature page to Sponsor Support Agreement]

SIGNING SHAREHOLDER:

By:	/s/ Daniel J. Hennessy
Name:	Daniel J. Hennessy

By:	/s/ Thomas D. Hennessy
Name:	Thomas D. Hennessy

By:	/s/ Poonam Sharma
Name:	Poonam Sharma

By:	/s/ Javier Saade
Name:	Javier Saade

By:	/s/ Anna Brunelle
Name:	Anna Brunelle

By:	/s/ Brian Bonner
Name:	Brian Bonner

By:	/s/ Grant Allen
Name:	Grant Allen

[Signature page to Sponsor Support Agreement]

Exhibit A

Name	Number of Shares of Purchaser Ordinary Shares	Number of Cayman Purchaser Units	Address
HC VII Sponsor LLC	5,203,333	500,000	C/O HC VII Sponsor LLC P.O. Box 1036, 195 US Hwy 50, Suite 207 Zephyr Cove, NV 89448 Attention: Daniel J. Hennessy, Thomas Hennessy and Nick Geeza Email: *****@****.com

Thomas D. Hennessy	750,000	N/A	C/O HC VII Sponsor LLC P.O. Box 1036, 195 US Hwy 50, Suite 207 Zephyr Cove, NV 89448 Attention: Thomas Hennessy Email: *****@****.com

Nicholas Geeza	250,000	N/A	C/O HC VII Sponsor LLC P.O. Box 1036, 195 US Hwy 50, Suite 207 Zephyr Cove, NV 89448 Attention: Nick Geeza Email: *****@****.com

Poonam Sharma	30,000	N/A	C/O HC VII Sponsor LLC P.O. Box 1036, 195 US Hwy 50, Suite 207 Zephyr Cove, NV 89448 Attention: Poonam Sharma Email: *****@****.com

Grant R. Allen	25,000	N/A	C/O HC VII Sponsor LLC P.O. Box 1036, 195 US Hwy 50, Suite 207 Zephyr Cove, NV 89448 Attention: Grant R. Allen Email: *****@****.com

Brian Bonner	25,000	N/A	C/O HC VII Sponsor LLC P.O. Box 1036, 195 US Hwy 50, Suite 207 Zephyr Cove, NV 89448 Attention: Brian Bonner Email: *****@****.com

Anna Brunelle	25,000	N/A	C/O HC VII Sponsor LLC P.O. Box 1036, 195 US Hwy 50, Suite 207 Zephyr Cove, NV 89448 Attention: Anna Brunelle Email: *****@****.com

Javier Saade	25,000	N/A	C/O HC VII Sponsor LLC P.O. Box 1036, 195 US Hwy 50, Suite 207 Zephyr Cove, NV 89448 Attention: Javier Saade Email: *****@****.com